Exhibit 10.18

VENOCO EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

ARTICLE II
ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	10
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	11
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	11
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	12
2.5	RECORDS AND REPORTS	13
2.6	APPOINTMENT OF ADVISERS	13
2.7	PAYMENTOFEXPENSES	l3
2.8	CLAIMS PROCEDURE	14
2.9	CLAIMS REVIEW PROCEDURE	14

ARTICLE III
ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	14
3.2	EFFECTIVE DATE OF PARTICIPATION	14
3.3	DETERMINATION OF ELIGIBILITY	15
3.4	TERMINATION OF ELIGIBILITY	15
3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE	l5
3.6	ELECTION NOT TO PARTICIPATE	16

ARTICLEN CONTRIBUTION AND
ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	l7
4.2	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	17
4.3	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	17
4.4	MAXIMUM ANNUAL ADDITIONS	20
4.5	PROHIBITED ALLOCATION OF COMPANY STOCK	22
4.6	DIRECTED INVESTMENT ACCOUNT	27
4.7	QUALIFIED MILITARY SERVICE	28

ARTICLE V
FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY	28
5.2	TRANSACTIONS INVOLVING COMPANY STOCK	29

ARTICLE VI
VALUATIONS

6.1	VALUATION OF THE TRUST FUND	30
6.2	METHOD OF VALUATION	30

ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT	30
7.2	DETERMINATION OF BENEFITS UPON DEATH	30
7.3	DISABILITY RETIREMENT BENEFITS	32
7.4	DETERMINATION OF BENEFITS UPON TERMINATION	32
7.5	DISTRIBUTION OF BENEFITS	34
7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED	37
7.7	REQUIRED MINIMUM DISTRIBUTIONS	38
7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	42
7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	43
7.10	RIGHT OF FIRST REFUSALS	43
7.11	STOCK CERTIFICATE LEGEND	44
7.12	PUT OPTION	44
7.13	NONTERMINABLE PROTECTIONS AND RIGHTS	45
7.14	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	46
7.15	DIRECT ROLLOVER	46
7.16	CORRECTIVE DISTRIBUTIONS	48

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS

8.1	AMENDMENT	49
8.2	TERMINATION	49
8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	50

ARTICLE IX
TOP HEAVY

9.1	TOP HEAVY PLAN REQUIREMENTS	50
9.2	DETERMINATION OF TOP HEAVY STATUS	50

ARTICLE X
MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS	53
10.2	ALIENATION	53
10.3	CONSTRUCTION OF PLAN	54
10.4	GENDER AND NUMBER	54
10.5	LEGAL ACTION	54
10.6	PROHJBITION AGAINST DIVERSION OF FUNDS	54
10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	55
10.8	INSURER’S PROTECTIVE CLAUSE	55
10.9	RECEIPT AND RELEASE FOR PAYMENTS	55
10.10	ACTION BY THE EMPLOYER	55
10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	56
10.12	HEADINGS	56
10.13	ELECTRONIC MEDIA	56
10.14	PLAN CORRECTION	56
10.15	APPROVAL BY INTERNAL REVENUE SERVICE	57
10.16	UNIFORMITY	57
10.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL	57
10.18	VOTING COMPANY STOCK	57

VENOCO EMPLOYEE STOCK OWNERSHIP PLAN

THIS PLAN, hereby adopted this 31st day of December, 2012 by Venoco, Inc. (herein referred to as the “Employer”).

W I T N E S S E T H:

WHEREAS, the Employer desires an Employee Stock Ownership Plan so as to enable its eligible employees to acquire a proprietary interest in capital stock of the Employer; and

WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of an Employee Stock Ownership Plan for those employees who shall qualify as Participants hereunder; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

NOW, THEREFORE, effective December 31,2012, (hereinafter called the “Effective Date”), the Employer hereby establishes an Employee Stock Ownership Plan (ESOP) (which plan is hereinafter called the “Plan”) for the exclusive benefit of the Participants and their Beneficiaries, which is intended to qualify as an “ESOP”, according to the following terms:

ARTICLE I
DEFINITIONS

1.1                               “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2                               “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3                               “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4                               “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

1.5                               “Anniversary Date” means the last day of the Plan Year.

1.6                               “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s interest in the Plan is payable.

1.7                               “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8                               “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.9                               “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

1.10                        “Compensation” means, with respect to any Participant and except as otherwise provided herein, such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Calendar Year ending with or within the Plan Year (the “determination period”).

Compensation shall exclude (a)(1) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (2) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option or stock appreciation rights, or when phantom stock, restricted stock units, or restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of this Section, the determination of Compensation shall be made by:

(a)                                 excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits (or any cash payments made in lieu of the Employee electing welfare benefits).

(b)                                 excluding bonuses.

(c)                                  including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(d)                                 excluding all Compensation paid after severance of employment with the Employer.

(e)                                  including Military Differential Pay effective for Plan Years beginning after December 31, 2008.

Compensation in excess of$200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Calendar Year beginning with or within such calendar year. For any “determination period” of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the “determination period” begins multiplied by the ratio obtained by dividing the number of full months in the short “determination period” by twelve (12). A “determination period” is not less than twelve (12) months solely because a Participant’s Compensation does not include Compensation paid during a determination period while the Participant was not a Participant in the Plan (or a component of the Plan).

If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).

If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

1.11                        “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.12                        “Distribution Calendar Year” means a calendar year for which a minimum distribution pursuant to Section 7.7 is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date under Section 7.7. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.7. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31st of that Distribution Calendar Year.

1.13                        “Early Retirement Date.” This Plan does not provide for a retirement date prior to Normal Retirement Date.

1.14                        “Eligible Employee” means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

(a)                                 Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing.

(b)                                 Individuals who are not reported on the payroll records of the Employer as common law employees. In particular, it is expressly intended that individuals who are not treated as common law employees by the Employer on its payroll records, or partners or other Self-Employed Individuals who are treated as independent contractors, are not Eligible Employees and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(c)                                  Employees identified by the Employer as primarily involved with the Sacramento Basin operating unit and likely to be terminated in conjunction with the anticipated 2013 sale of that unit.

1.15                        “Employee” means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.16                        “Employer” means Venoco, Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is an “S” corporation with principal offices in the State of Colorado.

1.17                        “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

1.18                        “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.19                        “Fiscal Year” means the Employer’s accounting year of 12 months commencing on 1/1 of each year and ending the following 12/31.

1.20                        “Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a)                                 the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer, or

(b)                                 the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.21                        “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.22                        “415 Compensation” with respect to any Participant means such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, amounts would have been received and includible in gross income but for an election under Code Section 125(a), 132(±)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), plus Military Differential Pay, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Calendar Year ending with or within the Plan Year.

“415 Compensation” shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a)                                 including amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)                                 making the following adjustments for amounts that are paid after the Participant’s severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(1)                                 415 Compensation shall include regular pay after severance of employment if:

(i)                                     The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)                                  The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer, and

(iii)                               The payment is made by the later of2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer.

1.23                        “Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

1.24                        “Investment Manager” means any Fiduciary described in Act Section 3(38).

1.25                        “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations there under. Generally, any Employee or former Employee (as well as each of the Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if the

Employee’s or former Employee’s, at any time during the Plan Year that contains the “determination date” (within the meaning of Section 9.2) has been included in one of the following categories:

(a)                                 an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual”415 Compensation” greater than $130,000 (as adjusted under Code Section 416(i)(l)).

(b)                                 a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

(c)                                  a “one percent owner” of the Employer having an annual”415 Compensation” from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.

For purposes of this Section, the determination of”415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000 or $130,000 as adjusted, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.26                        “Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached Normal Retirement Date.

1.27                        “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)                                 if such employee is covered by a money purchase pension plan providing:

(1)                                 a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2)                                 immediate participation;

(3)                                 full and immediate vesting; and

(b)                                 if Leased Employees do not constitute more than 20% of the recipient Employer’s nonhighly compensated work force.

1.28                        “Military Differential Pay” means any differential wage payments made to an individual that represents an amount which, when added to the individual’s military pay, approximates the amount of compensation that was paid to the individual while working for the Employer. An individual receiving a differential wage payment, as defined by Code Section 340l(h)(2), is treated as an Employee of the Employer making the payment, and the differential wage payment is treated as 415 Compensation.

The Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(l)(C) (or corresponding Plan provisions) by reason of any contribution or benefit which is based on the differential wage payment. The preceding sentence applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

1.29                        “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not a Key Employee.

1.30                        “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age (if the Participant is an Employee on or after such date).

1.31                        “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.

1.32                        “1-Year Break in Service” means a Period of Severance of at least 12 consecutive months.

1.33                        “Other Investments Account” means the account of a Participant which is credited with such Participant’s share of the net gain (or loss) of the Plan and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

1.34                        “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.35                        “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer contributions.

1.36                        “Participant’s Account Balance” means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

1.37                        “Period of Service” means each twelve (12) month period of credited service, determined by aggregating of all periods commencing with the Employee’s first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins and dividing by twelve (12). The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.

Periods of Service with any Affiliated Employer shall be recognized. Furthermore, Periods of Service with any predecessor employer that maintained this Plan shall be recognized.

In determining Periods of Service for purposes of vesting under the Plan, Periods of Service prior to the Effective Date of the Plan shall not be recognized.

1.38                        “Period of Severance” means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.39                        “Plan” means this instrument, including all amendments thereto.

1.40                        “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on 111 of each year and ending the following 12/31, except for the first Plan Year which commenced 12/31.

1.41                        “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.42                        “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.43                        “Retirement Date” means the date as of which a Participant retires whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date (see Section 7.1).

1.44                        “Shareholder-Employee” means a Participant who owns more than five percent (5%) of the Employer’s outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.45                        “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

1.46                        “Top Heavy Plan” means a plan described in Section 9.2(a).

1.47                        “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.48                        “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.49                        “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.50                        “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant’s accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.51                        “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

ARTICLE II
ADMINISTRATION

2.1                               POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)                                 In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessaryfor the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)                                 The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)                                  The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)                                 The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2                               DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3                               ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator.

In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4                               POWERS AND DUTIES OF THE ADMIN1STRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)                                 the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)                                 to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)                                  to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d)                                 to maintain all necessary records for the administration of the Plan;

(e)                                  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)                                   to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)                                  to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)                                 to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)                                     to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of such Participant’s Company Stock Account pursuant to Section 4.6;

G)                                   to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(k)                                 to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

2.5                               RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6                               APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries.

2.7                               PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8                               CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.9                               CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.8 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written or electronic notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt ofthe appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III
ELIGIBILITY

3.1                               CONDITIONS OF ELIGIBILITY

Any Eligible Employee shall be eligible to participate hereunder on the date of such Employee’s employment with the Employer.

3.2                               EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the date on which he satisfies the eligibility requirements of Section 3.1.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5.

3.3                               DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.9.

3.4                               TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Period of Service completed while a noneligible Employee, until such time as the Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5                               REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)                                 If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b)                                 If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to the 1-Year Break in Service subject to the following rules:

(1)                                In the case of a former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Periods of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of(A) five (5) or (B) the aggregate number of pre-break Periods of Service. Such aggregate number of Periods of Service will not include any Periods of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)                                A former Employee who has not had Periods of Service before a 1-Year Break in Service disregarded pursuant to (1) above, shall participate in the Plan as of the.

(c)                                  After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1)                                one account for nonforfeitable benefits attributable to pre-break service; and

(2)                                one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.

(d)                                 If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.3.

3.6                               ELECTION NOT TO PARTICIPATE

An Employee may, subject to the approval of the Employer, elect voluntarily and irrevocably not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of the first Plan Year to which such waiver shall apply.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1          FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

(a)           For each Plan Year, the Employer shall contribute to the Plan such amount as shall be determined by the Employer.

(b)           The Employer contribution shall not be limited to years in which the Employer has current or accumulated net profit. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2          TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.3          ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)           The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)           The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contribution for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

(c)           The Company Stock Account of each Participant shall be credited as of each Anniversary Date with the Participant’s allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Company Stock Account when paid to the Plan. Cash dividends on Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Other Investments Account when paid to the Plan.

Notwithstanding the above, if a distribution under Code Section 1368(a) is made, then the Administrator shall direct that such distribution on S corporation Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Other Investment Account when paid to the Plan.

(d)           Except as provided above with respect to stock dividends on Company Stock, as of each Valuation Date, before allocation of Employer contributions for the entire Plan Year, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Participant’s Company Stock Account) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts (other than each Participant’s Company Stock Account) as of such date.

(e)           On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.5(d), be used to satisfy any contribution that may be required pursuant to Section 7.9, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

(f)            For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.3(h) if eligible pursuant to the provisions of Section 4.30).

(g)           Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late) or death shall not share in the allocation of contributions for that Plan Year.

(h)           Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Account of each Employee shall be equal to at least three percent (3%) of such Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if(l) the sum of the Employer contributions allocated to the Participant’s Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions allocated to the Participant’s Account of each Employee shall be equal to the largest percentage allocated to the Participant’s Account of any Key Employee.

However, no such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group where the other plan provides the minimum allocation.

(i)            For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

G)            For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) to the Plan.

(k)           For the purposes of this Section, “415 Compensation” in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Calendar Year beginning with or within such calendar year. If “415 Compensation” for any prior determination period is taken into account in determining a Participant’s minimum benefit for the current Plan Year, the “415 Compensation” for such determination period is subject to the applicable annual “415 Compensation” limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual “415 Compensation” limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Calendar Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Calendar Year begins multiplied by the ratio obtained by dividing the number of full months in the short Calendar Year by twelve (12).

(1)           Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

4.4          MAXIMUM ANNUAL ADDITIONS

(a)           Notwithstanding the foregoing, the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one-hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed the maximum “annual additions,” the amount contributed or allocated will be reduced so that the “annual additions” for the “limitation year” will equal the maximum “annual additions,” and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which  is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

(b)           For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of(1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits after separation from service (within the meaning of Code Sections 40l(h)  or 419A(f)(2)) which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(1)(1).

(c)           For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.4(b): (I) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(l6)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)           For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Calendar Year.

(e)           For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)            For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)           If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 414(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total “415 Compensation” received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h)(1)      If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2)           If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)           If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which  is such “annual additions” for all plans described in this subparagraph.

(i)            Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations there under.

4.5          PROHIDITED ALLOCATION OF COMPANY STOCK

(a)           No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock in an S corporation may, during a “nonallocation year,” accrue (or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a)) for the benefit of any “disqualified person.”

(b)           For purposes of this Section:

(1)           The term “nonallocation year” means any Plan Year if, at any time during such Plan Year,

(i)            the Plan holds Company Stock consisting of stock in an S corporation, and

(ii)           “disqualified persons” own at least fifty percent (50%) of the number of shares of stock in the S corporation.

(2)           Attribution rules. For purposes of subsection (b)(l),

(i)            the rules of Code Section 318(a) shall apply for purposes of determining ownership, except that:

(A)  in applying paragraph (1) thereof, the members of an individual’s family shall include members of the family described in subsection (c)(4), and

(B)  paragraph (4) thereof shall not apply.

(ii)           Deemed-owned shares. Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning “deemed-owned shares” of the individual.

Solely for purposes of applying subsection (c)(5), this subsection (b)(2) shall be applied after the attribution rules of subsection (c)(5) have been applied.

(c)           For purposes of this Section:

(1)           The term “disqualified person” means any person if,

(i)            the aggregate number of “deemed-owned shares” of such person and the members of such person’s family is at least twenty percent (20%) of the number of “deemed-owned shares” of stock in the S corporation, or

(ii)           in the case of a person not described in subsection (c)(I )(i), the number of “deemed-owned shares” of such person is at least ten percent (10%) of the number of “deemed-owned shares” of stock in such corporation.

(2)           Treatment of family members. In the case of a “disqualified person,” any member of such person’s family with “deemed-owned shares” shall be treated as a “disqualified person” if not otherwise treated as a “disqualified person” under subsection (c)(l).

(3)           Deemed-owned shares:

(i)            The term “deemed-owned shares” means, with respect to any person,

(A)  the stock in the S corporation constituting Company Stock which is allocated to such person, and

(B)  such person’s share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants.

(ii)           Person’s share of unallocated stock. For purposes of subsection (c)(3)(i)(B), a person’s share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(4)           Member of family. For purposes of this subsection (c), the term member of the family means, with respect to any individual,

(i)            the spouse of the individual,

(ii)           an ancestor or lineal descendent of the individual or the individual’s spouse,

(iii)          a brother or sister of the individual or the individual’s spouse and any lineal descendent of the brother or sister, and

(iv)          the spouse of any individual described in subsection (c)(4)(ii) or (iii).

A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this subsection (c)(4).

(5)           Treatment of synthetic equity. For purposes of subsections (b) and (c), in the case of a person who owns “synthetic equity” in the S corporation, except to the extent provided in Regulations, the shares of stock in such corporation on which such “synthetic equity” is based shall be treated as outstanding stock in such corporation and “deemed-owned shares” of such person if such treatment of “synthetic equity” of one (1) or more such persons results in,

(i)            the treatment of any person as a “disqualified person,” or

(ii)           the treatment of any year as a “nonallocation year.”

For purposes of this subsection (c)(5), “synthetic equity” shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Code Section 318(a). If, without regard to this subsection (c)(5), a person is treated as a “disqualified person” or a year is treated as a “nonallocation year,” this subsection (c)(5) shall not be construed to result in the person or year not being so treated. The term “synthetic equity” means, any stock option, warrant, restricted stock, deferred insurance stock right, nonqualified deferred compensation, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in Regulations, “synthetic equity” also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(d)           For purposes of this Section and Code Section 409(p) and the Regulations there under, a prohibited allocation means an “impermissible accrual” or an “impermissible allocation.”

(1)           “Impermissible accrual” means the extent that employer securities consisting of stock in an S corporation owned by the Plan and any assets attributable thereto are held under the Plan for the benefit of a “disqualified person” during a “nonallocation year.” For this purpose, assets attributable to stock in an S corporation owned by the Plan include any distributions, within the meaning of Code Section 1368, made on S corporation stock held in a “disqualified person’s” account in the Plan (including earnings thereon), plus any proceeds from the sale of S corporation securities held for a “disqualified person’s” account in the Plan (including any earnings thereon).

(2)           “Impermissible allocation” means with respect to a “nonallocation year,” the extent that a contribution or other annual addition (within the meaning of Code Section 415(c)(2)) is made with respect to the account of a “disqualified person,” or the “disqualified person” otherwise accrues additional benefits, directly or indirectly under the Plan or any other plan of the Employer qualified under Code Section 40l(a) (including a release and allocation of assets from a suspense account, as described at Regulations Section 54.4975-ll(c) and (d)) that, for the “nonallocation year,” would have been added to the account of the “disqualified person” under the Plan and invested in Company Stock owned by the Plan but for a provision in the Plan that precludes such addition to the account of the “disqualified person,” and investment in Company Stock during a “nonallocation year.”

(e)           The Administrator may use the following provisions to effect Code Section 409(p) transfers.

(1)           Non-ESOP Portion. Assets held under the Plan in accordance with this Section are held under a portion of the Plan that is not an employee stock ownership plan (ESOP), within the meaning of Code Section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the Non-ESOP portion) shall be held in accounts that are separate from the accounts for the amounts held in the remainder of the Plan (the ESOP portion). The statements provided to Participants and Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP portion of the Plan in the same manner and to the same extent as to any other amount held under the Plan.

(2)           Transfers from ESOP to Non-ESOP Portion of Plan.

(a)           In the case of any event that the Plan Administrator determines would cause a “nonallocation year” (referred herein as a “nonallocation event”), shares of Company Stock held under the Plan before the date of the “nonallocation event,” shall be transferred from the ESOP portion of the Plan to the Non-ESOP portion of the Plan as provided in this subsection (2)(a). Actions that may cause a “nonallocation event,” include, but are not limited to, a contribution to the Plan in the form of shares of Company Stock, a distribution from the Plan in the form of shares of Company Stock, a change of investment within a Plan account of a “disqualified person” that alters the number of shares of Company Stock held in the account of the “disqualified person,” or the issuance by the Employer of “synthetic equity” as defined by Code Section 409(p)(6)(C) and Regulations Section 1.409(p)-l(f). A “nonallocation event” occurs only if (i) the total number of shares of Company Stock that, held in the ESOP account of those Participants who are or who would be “disqualified persons” after taking into account the Participant’s “synthetic equity” and the “nonallocation event,” exceeds (ii) 40% of the total number of shares of Company Stock outstanding after taking the “nonallocation event” into account (causing a “nonallocation year” to occur as described in this Section). No transfer under this Section shall be greater than the amount the Administrator reasonably  determines or estimates to be the excess, if any, of (i) over (ii). Before the “nonallocation event” occurs, the Plan Administrator shall determine  the extent to which a transfer is required to be made and shall take steps to ensure that all action necessary to implement  the transfer are taken before the “nonallocation event” occurs.

(b)                                 (1)           Except as provided for in subsection (b)(2), at the date of the transfer, the total number of shares transferred, as provided for in subsection  (a)(l), shall be charged against the accounts of Participants who are “disqualified persons” (i) by first reducing the ESOP account of the Participant  who is a “disqualified person” whose account has the largest number of shares (with the addition of “synthetic equity” shares) and (ii) thereafter  by reducing the ESOP accounts of each succeeding Participant who is a “disqualified person” who has the largest number of shares in his or her their account (with the addition of “synthetic equity” shares). Immediately following  the transfer, the number of transferred  shares charged against any Participant’s account  in the ESOP portion of the Plan shall be credited to an account established  for that Participant  in the Non-ESOP  portion of the Plan.

(2)           Notwithstanding subsection (b)(l), the number of shares transferred  shall be charged against the accounts of Participants who are “disqualified  persons” (1) by first reducing the account of the Participant with the fewest shares (including  “synthetic equity”) who is a “disqualified person” and who is a Highly Compensated Employee to cause the Participant not to be a “disqualified person,” and thereafter  reducing the account of each other Participant who is a “disqualified  person” and a Highly Compensated Employee,  in order of who has the fewest ESOP shares (including  “synthetic equity”). A transfer under this (b)(2) only applies to the extent that the transfer results in fewer shares being transferred  than in a transfer  under (b)(l).

(c)           If two or more Participants described  in (b) above have the same number of shares, the account of the Participant with the longest service shall be reduced first. Furthermore, Beneficiaries are treated as Participants for purposes of this Section.

(d)           All amounts transferred  to the non-ESOP portion of the Plan pursuant to this Subsection  (2) may be transferred  back to the ESOP portion of the Plan in any Plan Year when such transfer will not cause the Plan Year to be considered  a “non-allocation year.”

(3)                                 Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code Section 512(e) with respect to shares of Company Stock held in the Non-ESOP portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP portion of the Plan in proportion to the ratio of the shares of Company Stock in such Participant’s or Beneficiary’s account in the non ESOP portion of the Plan to the total shares of Company Stock in the non ESOP portion of the Plan. The Employer shall purchase shares of Company Stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such account to the extent necessary for the Trustee to make the income tax payments.

4.6                               DIRECTED INVESTMENT ACCOUNT

(a)                                 Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing as to the distribution in cash of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account (reduced by the number of shares of Company Stock previously distributed in cash pursuant to a prior election). In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.” If the “Qualified Participant” elects to direct the Trustee as to the distribution of the Participant’s Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as deemed in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(b)                                 For the purposes of this Section the following definitions shall apply:

(1)                                 “Qualified Participant” means any Employee who has completed ten (10) whole year Periods of Service as a Participant and has attained age 55.

(2)                                 “Qualified Election Period” means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a “Qualified Participant.”

4.7                               QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V

FUNDING AND INVESTMENT POLICY

5.1                               INVESTMENT POLICY

(a)                                 The Plan is designed to invest primarily in Company Stock.

(b)                                 With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)                                  With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any “keyman” Employee. The proceeds of a “keyman” insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any “keyman” insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)                                 The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(e)                                  The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(f)                                   All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2                               TRANSACTIONS INVOLVING COMPANY STOCK

(a)                                 No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1)                                 during the “Nonallocation Period,” for the benefit of

(i)                                     any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii)                          any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2)                                 for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(i)                                     any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii)                                  the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b)                                 Except, however, subparagraph (a)(l)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c)                                  A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1)                                 at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2)                            on the date as of which Company Stock is allocated to Participants in the Plan.

(d)                                 For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the date which is ten (10) years after the date of sale.

(e)                                  Notwithstanding any provision of this Section to the contrary, a sale to which Code Section 1042 applies shall not be made during the period in which the Employer has elected to be an S corporation under Code Section 1362(a).

ARTICLE VI
VALUATIONS

6.1                               VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2                               METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction.  For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(l).

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1                               DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Account in accordance with Sections 7.5 and 7.6.

7.2                               DETERMINATION OF BENEFITS UPON DEATH

(a)                                 Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Account shall become fully Vested. If elected, distribution of the

Participant’s Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant’s death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b)                                 Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c)                                  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(d)                                 The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)                                 the spouse has waived the right to be the Participant’s Beneficiary, or

(2)                                 the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3)                                 the Participant has no spouse, or

(4)                                 the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(e)                                  In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority to:

(1)                                 the Participant’s surviving spouse;

(2)                                 the Participant’s children, including adopted children, per stirpes;

(3)                                 the Participant’s surviving parents in equal shares; or

(4)                                 the Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s designated Beneficiary (or if there is no designated Beneficiary, to the Beneficiary’s estate).

(f)                                   Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(g)                                  Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

(h)                                 If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act (USERRA) immediately prior to the Participant’s death.

7.3                               DISABILITY RETIREMENT BENEFITS

No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

7.4                               DETERMINATION OF BENEFITS UPON TERMINATION

(a)                                 If a Participant’s employment with the Employer is terminated for any reason other than death or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Account attributable to Company Stock to be payable to such Terminated Participant one (1) year after the close of the Plan Year which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service. However, if such Terminated Participant is reemployed by the Employer before distribution is required to commence under this paragraph, such distribution shall be postponed. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 4ll(a)(ll) and the Regulations there under.

If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the Participant’s Vested benefit shall be paid to such Participant as soon as administratively feasible after termination of employment.

(b)                                 The Vested portion of the Participant’s Account attributable to certain Employer contributions shall be a percentage of the total amount credited to the Participant’s Account determined on the basis of the Participant’s number of whole year Periods of Service.

The Vested portion of the Participant’s Account attributable to Employer discretionary contributions made pursuant to Section 4.1(a) is determined according to the following schedule:

Vesting Schedule

Employer Discretionary Contributions

Periods of Service	Percentage
1	25%
2	50%
3	75%
4	100%

(c)                                  Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 1 00% Vested and shall not thereafter be subject to Forfeiture.

(d)                                 The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) whole year Periods of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)                                 the adoption date of the amendment,

(2)                                 the effective date of the amendment, or

(3)                                 the date the Participant receives written notice of the amendment from the Employer or Administrator.

(e)                                  In determining whole year Periods of Service for purposes of vesting under the Plan, whole year Periods of Service prior to the Effective Date of the Plan shall be excluded.

7.5                               DISTRIBUTION OF BENEFITS

(a)                                 The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount, subject to Section 7.5(b), to which the Participant is entitled under the Plan in one or more of the following methods:

(1)                                 One lump-sum payment.

(2)                                 Payments over a period certain in monthly, quarterly, semiannual, or annual installments provided the Participant’s total Vested interest in the Plan exceeds $5,000. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s “designated Beneficiary”) or the limited distribution period provided for in Section 7.5(b).

(b)                                 Unless the Participant elects in writing (or such other form as permitted by the Internal Revenue Service) a longer distribution period, distributions to a Participant or the Participant’s Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $800,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(c)                                  Any distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution is to commence prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62. With regard to this required consent:

(1)                                 The Participant must be informed of the right to defer receipt of the distribution and such notification must also include a description of how much larger benefits will be if the commencement of distributions is deferred. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.7.

(2)                                 Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days before the date the distribution commences.

(3)                                 Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred eighty (180) days before the date the distribution commences.

(4)                                 No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)                                 If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, and the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b). The

Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

(e)                                  Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants’ Company Stock Accounts be:

(1)                                  Paid by the Employer directly in cash to the Participants in the Plan or their Beneficiaries.

(2)                                  Paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which paid.

(3)                                  Allocated to Participants’ Other Investment Accounts.

(f)                                   Any part of a Participant’s benefit which is retained in the Plan after the Anniversary Date on which the Participant’s participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions.

(g)                                  Required minimum distributions (Code Section 40l(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits, whether under the Plan or through the purchase of a Contract, shall be made in accordance with the requirements of Section 7.7.

(h)                                 Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1)                                 the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)                                 the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3)                                 the date the Participant terminates his service with the Employer.

(i)                                     If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

7.6                               HOW PLAN BENEFIT WILL BE DISTRIBUTED

(a)                                 Distribution of a Participant’s benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant’s Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

(b)                                 If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant’s benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant’s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(h) and 7.7.

(c)                                  The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d)                                 Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), then the Administrator shall distribute a Participant’s Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e)                                  Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distribute by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

7.7                               REQUIRED MINIMUM DISTRIBUTIONS

(a)                                 General Rules

(1)                                 Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(2)                                 Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

(3)                                 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)                                 Time and Manner of Distribution

(1)                                 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)                                 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows as elected by the Participant or the Participant’s designated beneficiary:

(i)                                     If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as otherwise provided herein, distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)                                  If the Participant or the Participant’s designated beneficiary so elects, or if the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in Section 7.7(b)(3) below, distributions to the designated beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(iii)                               If the Participant or the Participant’s designated beneficiary so elects, or if there is no designated beneficiary as of September

30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)                              Participants or Beneficiaries may elect on an individual basis whether the 5-year rule (described in (iii) above) or the life expectancy rule (described in (i) and (ii) above) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under this Section otherwise, or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

(v)                                 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.7(b)(2), other than Section 7.7(b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.7(b)(2) and Section 7.7(b)(3) unless Section 7.7(b)(2)(v) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.7(b)(2)(v) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.7(b)(2)(i).

(3)                                 Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7(c) and 7.7(d).

(c)                                  Required minimum distributions during Participant’s lifetime

(1)                                 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)                                  if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.7(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required minimum distributions after Participant’s death

(1)                                 Death On or After Date Distributions Begin.

(i)                                     Participant Survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)                               The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)                               If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)                               lf the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)                                  No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                 Death Before Date Distributions Begin.

(i)                                     Participant Survived by designated beneficiary. Except as provided in Section 7.7(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 7.7(d)(l).

(ii)                                  No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.7(b)(2)(i), this Section 7.7(d)(2) will apply as if the surviving spouse were the Participant.

(e)                                  Definitions. For purposes of this Section, the following definitions apply:

(1)                                 “Designated beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(2)                                 “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s “Required beginning date.” For distributions beginning after the

Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s “Required beginning date.” The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s “Required beginning date” occurs, will be made on or before December 31st of that distribution calendar year.

(3)                                 “Life expectancy” means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(4)                                 “Participant’s account balance” means the Participant’s account balance as of the last valuation date in the calendar year immediately preceding the “Distribution calendar year” (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the “Distribution calendar year” if distributed or transferred in the valuation calendar year.

(5)                                 “Required beginning date” means, with respect to any Participant, April lst of the calendar year following the later of the calendar year in which the Participant attains age 70 112 or the calendar year in which the Participant retires, except that benefit distributions to a “5-percent owner” must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(6)                                 “5-percent owner” means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.8                               DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court appointed legal guardian or any other person authorized under state law to receive such distribution, or if none, then in the case of a minor individual, to a parent of such individual, or to the custodian for such individual under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said individual resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee (or Insurer), Employer, and Plan from further liability on account thereof.

7.9                               LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable may either, at the discretion of the Administrator, be treated as a Forfeiture or paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) pursuant to the Plan. However, the foregoing shall also apply prior to the later of a Participant’s attainment of age 62 or Normal Retirement Age if, pursuant to the terms of the Plan, a mandatory distribution may be made to the Participant without the Participant’s consent and the amount of such distribution is not more than $1,000. In the event a Participant or Beneficiary is located subsequent to a Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10                        RIGHT OF FIRST REFUSALS

(a)                                 If any Participant, the Participant’s Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the “Selling Participant”) shall, at any time, desire to sell some or all of such shares (the “Offered Shares”) to a third party (the “Third Party”), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

(b)                                 If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

(c)                                  The closing pursuant to the exercise of the right of first refusal under Section 7.10(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

7.11                        STOCK CERTIFICATE LEGEND

Certificates for shares distributed pursuant to the Plan shall contain the following legend:

“The shares represented by this certificate are transferable only upon compliance with the terms of Venoco Employee Stock Ownership Plan effective as of December 31, 2012, which grants to Venoco, Inc. a right of first refusal, a copy of said Plan being on file in the office of the Company.”

7.12                        PUT OPTION

(a)                                 If Company Stock is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market (within the meaning of Code Section 409(h)(l)(B)), a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.12(b).

(b)                                 The put option must be exercisable only by a Participant, by the Participant’s donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant’s death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end sixty (60) days thereafter and if not exercised within such sixty (60) day period, an additional sixty (60) day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other sixty (60) day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the sixty (60) day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable sixty (60) day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a “Total Distribution” shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond five (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer articles of incorporation, unless so required by applicable state law.

For purposes of this Section, “Total Distribution” means a distribution to a Participant or the Participant’s Beneficiary within one (1) taxable year of the entire Vested Participant’s Account.

(c)                                  An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

7.13                        NONTERMINABLE PROTECTIONS AND RIGHTS

If the Plan ever had an exempt loan, then no Company Stock acquired with the proceeds of such exempt loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an exempt loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights. An exempt loan for purposes of this paragraph is a loan that was made by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person. A disqualified person for purposes of this paragraph means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

7.14                        QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death. A domestic relations order described in this paragraph is subject to the same requirements and protections that apply to QDROs.

7.15                        DIRECT ROLLOVER

(a)                                 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b)                                 For purposes of this Section the following definitions shall apply:

(1)                                 An “eligible rollover distribution” means any distribution described in Code Section 402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period often (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution reasonably expected to total less than $200 during a year. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the “distributee” may not elect to have any portion of such a distribution paid directly to an “eligible retirement plan.”

(2)                                 An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees’ trust) described in Code Section 401(a) which is exempt from tax under Code Section 501(a) and which agrees to separately account for amounts transferred into such plan from this Plan, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof which agrees to separately account for amounts transferred into such plan from this Plan, and an annuity contract described in Code Section 403(b) that accepts the distributee’s eligible rollover distribution. However, in the case of an “eligible rollover” distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

In addition a Participant may elect to directly roll over an “eligible rollover distribution” to a Roth IRA described in Code Section 408A(b).

(3)                                 A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are “distributees” with regard to the interest of the spouse or former spouse.

For distributions after December 31, 2009, a nonspouse beneficiary who is a “designated beneficiary” under Code Section 40l(a)(9)(E) and the Regulations there under, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must be an “eligible rollover distribution.” If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E). A nonspouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the nonspouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulations Section 1.40l(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

(4)                                 A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

(c)                                  Any “direct rollover” of Company Stock to an IRA (an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract)), shall be subject to the following requirements:

(I)                                   If the Employer is an electing S corporation under Code Section 1362(a), then the Employer must repurchase the Company Stock immediately upon the Plan’s distribution of the Company Stock to an IRA;

(2)                                 Either the Employer actually repurchases the Company Stock contemporaneously, and effective the same day as, the distribution, or the Plan assumes the rights and obligations of the Employer to repurchase the Company Stock immediately upon the Plan’s distribution of the Company Stock to an IRA and the Plan actually repurchases the Company Stock contemporaneously with, and effective on the same day as, the distribution; and

(3)                                 No income (including tax-exempt income) loss, deduction, or credit attributable to the distributed Company Stock under Code Section 1366 is allocated to the Participant’s IRA.

(d)                                 Participant Notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of his/her right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30-to-180 day timeframe applicable to the Participant consent notice. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year is expected to be less than $200.

7.16                        CORRECTIVE DISTRIBUTIONS

Nothing in this Article shall preclude the Administrator from making a distribution to a Participant to the extent such distribution is made to correct a qualification defect in accordance with the correction procedures under the IRS’s Employee Plans Compliance Resolution System or any other voluntary compliance programs.

ARTICLE VIII

AMENDMENT, TERMINATION AND MERGERS

8.1                               AMENDMENT

(a)                                 The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)                                 No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)                                  Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefit unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2                               TERMINATION

(a)                                 The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts (other than the Unallocated Suspense Account), including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)                                 Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).

8.3                               MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).

ARTICLE IX
TOP HEAVY

9.1                               TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

9.2                               DETERMINATION OF TOP HEAVY STATUS

(a)                                 This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the “determination date,” (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the “determination date,” any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)                                 Aggregate Account: A Participant’s Aggregate Account as of the “determination date” is the sum of:

(1)                                 the Participant’s Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the “determination date.” However, with respect to Employees not performing services for the Employer during the year ending on the “determination date,” the Participant’s Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the “determination date” shall not be taken into account for purposes of this Section.

(2)                                 an adjustment for any contributions due as of the “determination date.” Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the “determination date,” except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the “determination date” that are allocated as of a date in that first Plan Year.

(3)                                 any Plan distributions made within the Plan Year that includes the “determination date” or, with respect to distributions made for a reason other than severance from employment or death, within the five (5) preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distributions made after the Valuation Date and prior to the “determination date,” such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date.

(4)                                 any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5)                                 with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(6)                                 with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)                                 For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Sections 414(b), (c), (m) and (o) are treated as the same employer.

(c)                                  “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)                                 Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)                                 Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)                                 Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)                                 An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)                                 “Determination date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)                                  Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations there under for the first and second plan years of a defined benefit plan.

(f)                                   “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(I)                                   the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)                                 the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE X
MISCELLANEOUS

10.1                        PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2                        ALIENATION

(a)                                 Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)                                 Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a

Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(c)                                  Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 40l(a)(13)(C) and (D).

10.3                        CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Colorado, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4                        GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5                        LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable provided there has been no breach of fiduciary duty by the party seeking reimbursement.

10.6                        PROHIBITION AGAINST DIVERSION OF FUNDS

(a)                                 Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)                                 In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)                                  Except for Section 4.1(b), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7                        EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.8                        INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.9                        RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.10                 ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11                 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method;” and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated there under. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.12                 HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.13                 ELECTRONIC MEDIA

The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant’s consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

10.14                 PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator’s authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program (“VFC”) or any successor program to VFC.

10.15                 APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.16                 UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

10.17                 SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

10.18                 VOTING COMPANY STOCK

The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Administrator’s failure or refusal to give timely instructions as an exercise of the Administrator’s rights and a directive to the Trustee not to vote said Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type class of securities each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

VENOCO EMPLOYEE STOCK OWNERSHIP PLAN

FUNDING POLICY AND METHOD

A pension benefit plan (as defined in the Employee Retirement Income Security Act of 1974) has been adopted by the company for the purpose of rewarding long and loyal service to the company by providing to employees additional financial security at retirement. Incidental benefits are provided in the case of death or other termination of employment.

Since the principal purpose of the plan is to provide benefits at normal retirement age, the principal goal of the investment of the funds in the plan should be both security and long-term stability with moderate growth commensurate with the anticipated retirement dates of participants. Investments, other than “fixed dollar” investments, should be included among the plan’s investments to prevent erosion by inflation. However, investments should be sufficiently liquid to enable the plan, on short notice, to make some distributions in the event of the death of a participant.